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                                                                      EXHIBIT 21

DIRECT AND INDIRECT SUBSIDIARIES OF FIRSTMERIT CORPORATION*

Citizens Investment Corporation
Citizens Savings Corporation of Stark County
FirstMerit Bank, National Association
         - Abell & Associates, Inc.
         - Alpha Equipment Group, Inc.
         - FirstMerit Commercial Insurance Agency, Inc.
         - FirstMerit Insurance Agency, Inc.
         - FirstMerit Leasing Company
         - FirstMerit Mortgage Corporation
         - FirstMerit Mortgage Reinsurance Company, Inc. (Hawaii)
         - FirstMerit Securities, Inc.
         - FirstMerit Title Agency, Ltd.
         - FMTP, LLC (Delaware)
         - Mobile Consultants, Inc.
         - Signal Finance Company
         - FMS, Inc. (Delaware)
         - FMRC, Inc. (Delaware)
FirstMerit Capital Trust I (Delaware)
FirstMerit Community Development Corporation
FirstMerit Credit Life Insurance Company (Arizona)
FMT, Inc. (Delaware)
SF Development Corp.


         * All wholly owned unless otherwise noted. All entities organized under Ohio law unless otherwise noted.